Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Veren Inc.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	9/11/2024
Reporting Entity ESTMA Identification Number	E199156		Original Submission Amended Report		Report Version
2
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E490061 Veren Partnership, E707333 Veren U.S. Corp., E976960 Veren Holdings Ltd., E400251 Veren LNG Corp., E597558 Veren Rockies Corp., E024996 Inception General Partner Inc.

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Michael Politeski		Date		9/10/2024
Position Title	Senior Vice President, Finance & Treasurer

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Veren Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E199156
Subsidiary Reporting Entities (if necessary)	E490061 Veren Partnership, E707333 Veren U.S. Corp., E976960 Veren Holdings Ltd., E400251 Veren LNG Corp., E597558 Veren Rockies Corp., E024996 Inception General Partner Inc.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	GOVERNMENT OF CANADA				420,000					420,000	Agriculture & Agri-Food Canada, Competition Bureau, Environment and Climate Control Canada, Receiver General for Canada, Receiver General for Canada Public Lands/Frontier Lands Management Division
Canada	INDIAN OIL AND GAS CANADA			1,870,000	490,000					2,360,000	Receiver General for Canada
Canada -Alberta	GOVERNMENT OF ALBERTA		210,000	144,280,000	5,210,000		26,790,000			176,490,000	Royalties include payments in kind of $53.8MM for 562,106 boe at Veren’s realized price. Alberta Boilers Safety Association, Alberta Energy Regulator, Alberta Infrastructure & Transportation, Alberta Petroleum Marketing Commission, Alberta Securities Commission, Minister of Finance - Alberta, Special Areas Board
Canada -Saskatchewan	GOVERNMENT OF SASKATCHEWAN		53,460,000	86,930,000	7,610,000		1,540,000			149,540,000	Minister of Finance, Ministry of Agriculture, Saskatchewan Ministry of Energy & Resources, Saskatchewan Power Corporation, Saskatchewan Abilities Council, Saskatchewan Power Corporation , Saskatchewan Safety Council, SaskTel, Technical Safety Authority of Saskatchewan, University of Regina,University of Saskatchewan, Water Security Agency
Canada	ALEXANDER FIRST NATION				140,000					140,000	Alexander Industry Relations Corporation, Alexander Safety
Canada	ELIZABETH METIS SETTLEMENT				280,000					280,000
Canada	FISHING LAKE METIS SETTLEMENT				130,000					130,000
Canada	FLYING DUST FIRST NATION			130,000						130,000	Flying Energy Oil & Gas Limited
Canada	STURGEON LAKE CREE NATION				270,000					270,000
Canada	SWAN RIVER FIRST NATION				110,000					110,000
Canada -Alberta	COUNTY OF BIG LAKES		2,180,000							2,180,000
Canada -Alberta	COUNTY OF WOODLANDS		380,000							380,000
Canada -Alberta	COUNTY OF YELLOWHEAD		120,000							120,000
Canada -Alberta	MUNICIPAL DISTRICT OF FOOTHILLS		1,220,000							1,220,000	Foothills Regional Service Commission
Canada -Alberta	MUNICIPAL DISTRICT OF GREENVIEW		3,960,000							3,960,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF ARLINGTON		2,970,000							2,970,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF BENSON		790,000							790,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF BONE CREEK		720,000							720,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF BROCK		960,000	380,000						1,340,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF CAMBRIA		1,790,000							1,790,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF CARMICHAEL		620,000							620,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF CYMRI		240,000							240,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF FRONTIER		550,000							550,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF GOLDEN WEST		550,000							550,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF GRIFFIN		1,420,000							1,420,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF HAZELWOOD		500,000							500,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF LAKE ALMA		320,000							320,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF RENO		110,000							110,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF RIVERSIDE		1,140,000							1,140,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF SURPRISE VALLEY		190,000							190,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF TECUMSEH		5,410,000	300,000						5,710,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF WEBB		150,000							150,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF WHITE VALLEY		2,390,000							2,390,000
Canada -Saskatchewan	RURAL MUNICIPALITY OF SOURIS VALLEY		1,890,000							1,890,000
United States of America	STATE OF NORTH DAKOTA		61,370,000	8,060,000						69,430,000	USD converted to Canadian equivalent at the December 31, 2023 rate of 1.3205. North Dakota Department of Trust Lands, North Dakota Office of State Tax Commissioner
Additional Notes:	On May 10, 2024, as part of the rebranding, Crescent Point Energy Corp. changed its name to Veren Inc., and the subsidiaries have changed their names accordingly.
	Reason for amendment: payments previously reported as production entitlements under the Government of Alberta and Government of Saskatchewan corrected to bonus payments.

[1]	Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2]	Optional field.
[3]	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4]	Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Veren Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E199156
Subsidiary Reporting Entities (if necessary)	E490061 Veren Partnership, E707333 Veren U.S. Corp., E976960 Veren Holdings Ltd., E400251 Veren LNG Corp., E597558 Veren Rockies Corp., E024996 Inception General Partner Inc.
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Corporate	43,010,000	-	220,000		20,000			43,250,000
Canada -Alberta	Alberta	8,060,000	145,980,000	6,470,000		26,790,000			187,300,000	Royalties include payments in kind of $53.8MM for 562,106 boe at Veren’s realized price.
Canada -Saskatchewan	SW Saskatchewan	9,720,000	54,750,000	3,340,000		-			67,810,000
Canada -Saskatchewan	SE Saskatchewan	23,450,000	33,160,000	4,630,000		1,520,000			62,760,000
United States of America	USA	61,370,000	8,060,000	-		-			69,430,000	USD converted to Canadian equivalent at the December 31, 2023 rate of 1.3205

Additional Notes[3]:	On May 10, 2024, as part of the rebranding, Crescent Point Energy Corp. has changed its name to Veren Inc., and the subsidiaries have changed their names accordingly.

[1]	Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.
[2]	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3]	Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Hammerhead Resources ULC
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	4/23/2024
Reporting Entity ESTMA Identification Number	E833586		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Michael Politeski		Date		2/22/2024
Position Title	Senior Vice President, Finance and Treasurer

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Hammerhead Resources ULC					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E833586
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Alberta			99,885,519	1,221,916					101,107,435	Royalties paid in-kind are valued at fair market value, based on Hammerhead’s realized sales price. Payees include: Alberta Boilers Safety Association, Alberta Energy Regulator, Alberta Department of Energy, and Provincial Treasurer of Alberta.
Canada	Municipal District of Greenview		2,336,012							2,336,012

Additional Notes:	Included within the Government of Alberta royalty amount is $83,370,748.93 of paid-in-kind royalties.

	Hammerhead Resources ULC is a wholly owned subsidiary of Hammerhead Energy Inc. Hammerhead Energy Inc. and its subsidiaries were acquired by Crescent Point Energy Corporation on December 21, 2023.

[1]	Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2]	Optional field.
[3]	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4]	Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Hammerhead Resources ULC					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E833586
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Alberta Oil and Gas Extraction	2,336,012	99,885,519	1,221,916					103,443,448	Royalties paid in-kind are valued at fair market value, based on Hammerhead’s realized sales price.

Additional Notes[3]:	Included within the Alberta Oil and Gas Extraction royalty amount is $83,370,748.93 of paid-in-kind royalties to the Government of Alberta.

Hammerhead Resources ULC is a wholly owned subsidiary of Hammerhead Energy Inc. Hammerhead Energy Inc. and its subsidiaries were acquired by Crescent Point Energy Corporation on December 21, 2023.

[1]	Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.
[2]	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3]	Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.